James W. McLeod, P. Geo.
jjmcleod@xplornet.com

To: Gruental Corp.
1805 N. Carson Street, Suite 379
Carson City, NV 89701-1216

Attention: Mr. Giovanny Mere Villamar, President/Director

Invoice

Acquisition of the Dart 1-4 mineral claims in Esmeralda County, Nevada	$3,500
Review and Recommendation report on the mineral claims	3,500
Total	7,000

James W. McLeod
Consulting Geologist
December 15, 2009